Exhibit 11

ESTERLINE TECHNOLOGIES CORPORATION
(In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share - Basic

	2003	2002	2001	2000	1999

Income From Continuing
Operations	$29,741	$31,284	$42,639	$29,544	$30,241
Income (Loss) From
Discontinued Operations,
Net of Tax	(5,808)	(25,039)	(9,780)	3,043	(379)

Earnings Before Cumulative
Effect of a Change in
Accounting Principle	23,933	6,245	32,859	32,587	29,862

Cumulative Effect of a Change
in Accounting Principle,
Net of Tax	--	(7,574)	(403)	--	--

Net Earnings (Loss)	$23,933	$ (1,329)	$32,456	$32,587	$29,862

Weighted Average Number
of Shares
Outstanding - Basic	20,900	20,751	19,641	17,375	17,337

Earnings (Loss) Per Share - Basic:
Continuing operations	$ 1.42	$ 1.51	$ 2.17	$ 1.70	$ 1.74
Discontinued operations	(.27)	(1.21)	(.50)	.18	(.02)

Earnings per share before
cumulative effect of
a change in
accounting principle	1.15	.30	1.67	1.88	1.72
Cumulative effect of
a change in
accounting principle	--	(.37)	(.02)	--	--

Earnings (Loss) Per
Share - Basic	$ 1.15	$ (.07)	$ 1.65	$ 1.88	$ 1.72


ESTERLINE TECHNOLOGIES CORPORATION
(In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share - Diluted

	2003	2002	2001	2000	1999

Income From Continuing
Operations	$29,741	$31,284	$42,639	$29,544	$30,241
Income (Loss) From
Discontinued Operations,
Net of Tax	(5,808)	(25,039)	(9,780)	3,043	(379)

Earnings Before Cumulative
Effect of a Change in
Accounting Principle	23,933	6,245	32,859	32,587	29,862

Cumulative Effect of a Change
in Accounting Principle,
Net of Tax	--	(7,574)	(403)	--	--

Net Earnings (Loss)	$23,933	$ (1,329)	$32,456	$32,587	$29,862

Weighted Average Number
of Shares Outstanding	20,900	20,751	19,641	17,375	17,337

Net Shares Assumed to be
Issued for Stock Options	205	270	373	279	321

Weighted Average Number
of Shares and Equivalent
Shares Outstanding -
Diluted	21,105	21,021	20,014	17,654	17,658

Earnings (Loss) Per
Share - Diluted:
Continuing operations	$ 1.41	$ 1.49	$ 2.13	$ 1.68	$ 1.71
Discontinued operations	(.28)	(1.19)	(.49)	.17	(.02)

Earnings per share
before cumulative
effect of a change in
accounting principle	1.13	.30	1.64	1.85	1.69
Cumulative effect of
a change in accounting
principle	--	(.36)	(.02)	--	--


	2003	2002	2001	2000	1999

Earnings (Loss) Per
Share - Diluted	$ 1.13	$ (.06)	$ 1.62	$ 1.85	$ 1.69

Earnings (Loss) Per
Share - Basic	$ 1.15	$ (.07)	$ 1.65	$ 1.88	$ 1.72

Dilutive Effect Per Share	$ .02	$ (.01)	$ .03	$ .03	$ .03
